Exhibit 10.1
PERFORMANCE VESTING
RESTRICTED STOCK UNIT AGREEMENT
GRANT NOTICE
Pursuant to this Restricted Stock Unit Agreement dated                      (including Appendix A hereto, the “Agreement”), Rentech, Inc. (the “Company”) hereby grants                      (the “Participant”), the following award of Restricted Stock Units (“RSUs”) pursuant and subject to the terms and conditions of this Agreement and the Company’s                      Incentive Award Plan (the “Plan”), the terms and conditions of which are hereby incorporated into this Agreement by reference. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement shall have the meanings provided in the Plan. Subject to the terms and conditions of this Agreement, the principal features of this award are as follows:
Number of RSUs:
Grant Date:                      (the “Grant Date”)
Vesting of RSUs: Except as provided below, this award will vest and become nonforfeitable (i) as to sixty percent (60%) of the RSUs subject hereto upon the attainment of Project Milestone #1, (ii) as to twenty percent (20%) of the RSUs subject hereto upon the attainment of Project Milestone #2, and (iii) as to twenty percent (20%) of the RSUs subject hereto upon the attainment of Project Milestone #3 or, in each case, if later, upon the first anniversary of the Grant Date, subject, in each case, to the Participant’s continued employment through the later of the attainment of the applicable Project Milestone or the first anniversary of the Grant Date, provided, that (A) if, prior to the fifth anniversary of the Grant Date, the Participant’s employment is terminated by the Company or a Subsidiary without Cause or by the Participant for Good Reason, in either case, during the period beginning sixty days prior to a Change in Control and ending one year after a Change in Control, or (B) prior to the fifth anniversary of the Grant Date, while employed by the Company, the Participant dies or experiences a Disability, then, in any such case, to the extent not previously vested, the RSUs granted hereunder shall remain outstanding and eligible to vest upon the occurrence of any Milestone occurring on or prior to the fifth anniversary of the Grant Date and within six (6) months after such termination, death or Disability, as applicable, and shall vest as provided above upon the attainment of any Milestone during such six-month (or shorter) period. In addition, the Committee may, in its sole discretion, provide for the accelerated vesting of some or all unvested RSUs upon the attainment of any Additional Milestone occurring on or prior to the fifth anniversary of the Grant Date or, if later than the attainment of any such Additional Milestone, upon the first anniversary of the Grant Date, subject to the Participant’s continued employment through the later of the attainment of the Additional Milestone or the first anniversary of the Grant Date. To the extent that any RSUs vest upon the attainment of an Additional Milestone, except as otherwise determined by the Committee in its sole discretion, the number of RSUs eligible to vest upon the subsequent attainment of any Project Milestones shall be reduced pro rata for each then-unattained Project Milestone by reference to the number of RSUs vesting on the Additional Milestone. Any date on which RSUs vest in accordance herewith shall be referred to as a “Vesting Date.”

Definitions: For purposes of this Agreement, the terms below shall be defined as follows:
“Additional Milestone” shall mean any key event that, in the judgment of the Committee, creates significant value for the Company and which constitutes a performance goal or other performance-based objective (within the meaning of Section 10.6 of the Plan).
“Cause” shall mean “cause” as defined in an applicable employment agreement between the Participant and the Company or a Subsidiary or, if no such employment agreement exists or if an applicable agreement contains no such definition, then “cause” shall mean (i) any material failure by the Participant to perform the Participant’s duties and responsibilities under any written agreement between the Participant and the Company or a Subsidiary (other than due to the Participant’s Disability); (ii) any act of fraud, embezzlement, theft or misappropriation by the Participant relating to the Company, any Subsidiary or their business or assets; (iii) the Participant’s commission of a felony or a crime involving moral turpitude; (iv) any gross negligence or intentional misconduct on the part of the Participant in the conduct of the Participant’s duties and responsibilities with the Company or any Subsidiary or which adversely affects the image, reputation or business of the Company, any Subsidiary or their affiliates; or (v) any material breach by the Participant of any agreement between the Company or a Subsidiary, on the one hand, and the Participant on the other.
“Good Reason” shall mean “good reason” as defined in an applicable employment agreement between the Participant and the Company or a Subsidiary or, if no such employment agreement exists or if an applicable agreement contains no such definition, then the occurrence of any of the following without the Participant’s consent: (i) a material reduction in the Participant’s annual base salary; (ii) a material reduction in the Participant’s job duties and responsibilities or the assignment to the Participant of any duties inconsistent in any material respect with the Participant’s position with the Company or a Subsidiary; or (iii) a relocation of the Participant’s principal work location to a location that is more than 50 miles from the Participant’s existing principal work location, provided, that no resignation for Good Reason shall be effective unless and until (A) the Participant has first provided the Company with written notice specifically identifying the acts or omissions constituting the grounds for “Good Reason” within thirty days after the occurrence thereof, (B) the Company has not cured such acts or omissions within thirty days of its actual receipt of such notice, and (C) the effective date of the Participant’s termination for Good Reason occurs no later than ninety days after the initial existence of the facts or circumstances constituting Good Reason.
“Milestone” means each Project Milestone and each Additional Milestone (if any).
“Plant” shall mean the Rialto Renewable Energy Center, an integrated biomass-to-energy plant or a comparable plant, as determined in the sole discretion of the Committee
“Project” shall mean the development, construction and initial operation of the Plant.
“Project Milestone #1” shall mean the closing by the Company of financing transactions that include commitments that are expected to provide funds sufficient to complete the Project, the occurrence of initial draws on any Project debt or third party equity, and the availability to the Company of corporate funds sufficient to provide for the Company’s expected contributions to the Project, in each case, on commercially reasonable terms.

“Project Milestone #2” shall mean the completion of the construction of the Project on budget, the successful operation of the Plant for 48 consecutive hours, the processing by the Plant of at least 1,000 dry tons of feedstock and the production by the Plant of at least 600 barrels of liquid products and 800 MWh of power.
“Project Milestone #3” shall mean the operation of the Plant at commercial levels for a period of thirty (30) consecutive days and average daily performance by the Plant during such thirty (30) consecutive operating days of at least 95% of the final rated capacity of the Plant as established in the report of an independent engineer.
“Project Milestones” shall mean Project Milestone #1, Project Milestone #2 and Project Milestone #3, collectively.
The Participant’s signature below indicates the Participant’s agreement with and understanding that this award is subject to all of the terms and conditions contained in the Plan and in this Agreement (including Appendix A), and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. THE PARTICIPANT FURTHER ACKNOWLEDGES THAT THE PARTICIPANT HAS READ AND UNDERSTANDS THE PLAN AND THIS AGREEMENT, INCLUDING APPENDIX A HERETO, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS GRANT OF RSUS.

RENTECH, INC.	PARTICIPANT

By:	[NAME]

APPENDIX A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
1. Grant. The Company hereby grants to the Participant, as of the Grant Date, an award of RSUs in the amount set forth in the Grant Notice to which this appendix is attached, subject to the terms and conditions contained in this Agreement and the Plan.
2. RSUs. Each RSU that vests on an applicable Vesting Date shall represent the right to receive payment, in accordance with Section 5 below, of one share of Stock. Unless and until an RSU vests, the Participant will have no right to payment in respect of any such RSU. Prior to actual payment in respect of any vested RSU, such RSU will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3. Vesting; Milestone Determinations. The RSUs shall vest in accordance with the vesting schedule provided in the Grant Notice to which this Appendix is attached. In addition to the Project Milestones identified in the Grant Notice, the Committee may, in its sole discretion, identify Additional Milestones and provide for additional vesting of the RSUs upon the attainment of such Additional Milestones. All terms and conditions of any Additional Milestones (if any Additional Milestones are so identified), including without limitation, any performance goals, vesting amounts and vesting timing, shall be determined in the sole discretion of the Committee, but shall in no case delay vesting pursuant to any Project Milestone, as described in the Grant Notice. All determinations by the Committee as to whether and when any Milestones have been attained shall be final and binding upon the all parties.
4. Termination of RSUs. Any RSUs that have not vested as of the fifth anniversary of the Grant Date shall automatically be forfeited and canceled as of such date without payment of consideration therefor. In addition, the following provisions shall govern the forfeiture and cancellation of the RSUs in connection with any termination of employment (including in connection with the Participant’s death or Disability):
a. Qualifying Termination Prior to a Change in Control. If the Participant’s continuous employment with the Company and its Subsidiaries is terminated without Cause or for Good Reason (each, a “Qualifying Termination”) prior to both the vesting of all RSUs granted pursuant to this Agreement and the occurrence of a Change in Control, then, if a Change in Control occurs within sixty days after such Qualifying Termination, any RSUs that are unvested as of such Qualifying Termination shall remain outstanding and eligible to vest upon the attainment of a Milestone occurring after the Qualifying Termination until the earlier to occur of the six-month anniversary of such Qualifying Termination or the fifth anniversary of the Grant Date, and shall vest as provided above upon the attainment of any Milestone during such six-month (or shorter) period, provided, that if a Milestone is attained after a Qualifying Termination and prior to a Change in Control, then vesting attributable to such Milestone shall only occur upon a subsequent Change in Control occurring within sixty days after such Qualifying Termination (rather than upon the attainment of the Milestone). Any RSUs that have not vested as of the earlier of the six-month anniversary of a Qualifying Termination occurring within sixty days prior to a Change in Control or the fifth anniversary of the Grant Date shall automatically be forfeited and canceled on the earlier such date without payment of consideration therefor. If no Change in Control occurs within sixty days after any pre-Change in Control Qualifying Termination, then any RSUs that have not vested as of the date of such Qualifying Termination shall automatically be forfeited and canceled as of the sixty-first day following such Qualifying Termination without payment of consideration therefor. For the avoidance of doubt, no vesting shall occur as a result of a Milestone occurring after a Qualifying Termination if a Change in Control does not occur within sixty days after such Qualifying Termination.
b. Qualifying Termination Within One Year After a Change in Control. If the Participant experiences a Qualifying Termination within one year after a Change in Control, any RSUs that are unvested as of such Qualifying Termination shall remain outstanding and eligible to vest upon the attainment of a Milestone occurring after the Qualifying Termination until the earlier to occur of the six-month anniversary of such Qualifying Termination or the fifth anniversary of the Grant Date, and shall vest as provided above upon the attainment of any Milestone during such period. Any RSUs that have not vested as of the earlier of the six-month anniversary of such Qualifying Termination or the fifth anniversary of the Grant Date shall automatically be forfeited and canceled on the earlier such date without payment of consideration therefor.
c. Death or Disability. If the Participant’s continuous employment with the Company and its Subsidiaries is terminated due to the Participant’s death or Disability prior to the vesting of all RSUs granted pursuant to this Agreement, then any RSUs that are unvested as of such death or Disability shall remain outstanding and eligible to vest upon the attainment of a Milestone occurring after the Participant’s death or Disability until the earlier to occur of the six-month anniversary of such death or Disability or the fifth anniversary of the Grant Date, and shall vest as provided above upon the attainment of any Milestone during such period. Any RSUs that have not vested as of the earlier of the six-month anniversary of such death or Disability or the fifth anniversary of the Grant Date shall automatically be forfeited and canceled without payment of consideration therefor on the earlier such date.
d. Other Terminations. If the Participant’s continuous employment with the Company and its Subsidiaries is terminated under circumstances other than those described in Sections 4 (a), (b) and (c) above and prior to the vesting of all RSUs granted pursuant to this Agreement, then all RSUs that have not vested as of such termination shall automatically be forfeited and canceled as of the date of such termination without payment of consideration therefor.
5. Payment. Payments in respect of any RSUs that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to his or her estate) in whole shares of Stock. The Company shall make such payments, subject to Section 15(b) below, as soon as practicable after the applicable Vesting Date, but in any event within ten days after such Vesting Date, with the exact date determined in the sole discretion of the Company.

6. Tax Withholding. The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the RSUs. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow the Participant to elect to have the Company withhold shares of Stock otherwise issuable under this Agreement (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld, provided, that the number of shares of Stock which may be so withheld with respect to a taxable event arising in connection with the RSUs shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state and local income tax and payroll tax purposes that are applicable to such supplemental taxable income.
7. Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any shares of Stock deliverable hereunder unless and until certificates representing such shares of Stock will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or any person claiming under or through the Participant.
8. Non-Transferability. The rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated by the Participant in any way in favor of any party other than the Company or a Subsidiary (whether by operation of law or otherwise) and shall not be subjected to any lien, obligation or liability of the Participant to any party other than the Company or a Subsidiary, other than by the laws of descent and distribution. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale by the Participant under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby shall immediately become null and void. Notwithstanding the foregoing, the Company may assign any of its rights under this Agreement to single or multiple assignees and this Agreement shall inure to the benefit of the successors and assigns of the Company.
9. Distribution of Stock. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to this Agreement unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to this Agreement shall be subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that the Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require the Participant to comply with any timing or other restrictions with respect to the settlement of any RSUs, including a window-period limitation, as may be imposed in the discretion of the Committee. Notwithstanding any other provision of this Agreement, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to the Participant any certificates evidencing shares of Stock issued upon settlement of any RSUs under this Agreement and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).
10. No Effect on Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to serve or continue to serve as an Employee, Consultant or member of the Board.
11. Severablility. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
12. Tax Consultation. The Participant understands that he or she may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that he or she deems advisable in connection with the RSUs and that the Participant is not relying on the Company for tax advice.
13. Amendment. Except as provided in Section 15 below and/or with regard to Additional Milestones, this Agreement may only be amended, modified or terminated by a writing executed by the Participant and by a duly authorized representative of the Company.
14. Relationship to other Benefits. Neither the RSUs nor payment in respect thereof shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.
15. Code Section 409A.
a. General. To the extent that the Committee determines that any RSUs may not be exempt from or compliant with Code Section 409A, the Committee may amend this Agreement in a manner intended to comply with the requirements of Code Section 409A or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (i) exempt the RSUs from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the RSUs, or (ii) comply with the requirements of Code Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Code Section 409A. Notwithstanding anything herein to the contrary, the Participant expressly agrees and acknowledges that in the event that any taxes are imposed under Code Section 409A in respect of any compensation or benefits payable to the Participant, then (A) the payment of such taxes shall be solely the Participant’s responsibility, (B) neither the Company nor any of its past or present directors, officers, employees or agents shall have any liability for any such taxes and (C) the Participant shall indemnify and hold harmless, to the greatest extent permitted under law, each of the foregoing from and against any claims or liabilities that may arise in respect of any such taxes.
b. Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no shares of Stock (or other amounts) shall be paid to the Participant during the 6-month period following the Participant’s “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code, and Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”) to the extent that the Company determines that the Participant is a “specified employee” (within the meaning of Code Section 409A) at the time of such Separation from Service and that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Code Section 409A(a)(2)(b)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such 6-month period (or such earlier date upon which such amount can be paid under Code Section 409A without being subject to such additional taxes), the Company shall pay to the Participant in a lump-sum all shares of Stock that would have otherwise been payable to the Participant during such 6-month period under this Agreement.
16. Governing Law. The laws of the State of California shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
17. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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